EXHIBIT 7

Agreement for Joint Filing

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned each hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto (the “Schedule 13D”) with respect to ordinary shares, par value 0.01 pound per share, of Spark Networks plc, a public limited company registered in England and Wales under number 3628907, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 12th day of December, 2005.

GREAT HILL INVESTORS, LLC

By:	/S/ CHRISTOPHER S. GAFFNEY
Christopher S. Gaffney Manager

GREAT HILL EQUITY PARTNERS II LIMITED PARTNERSHIP

By:	GREAT HILL PARTNERS GP II, LLC, its General Partner

By:	/S/ CHRISTOPHER S. GAFFNEY
Christopher S. Gaffney Manager

GREAT HILL AFFILIATE PARTNERS II LIMITED PARTNERSHIP

GREAT HILL PARTNERS GP II, LLC, its General Partner

/S/ CHRISTOPHER S. GAFFNEY
Christopher S. Gaffney Manager

GREAT HILL PARTNERS GP II, LLC

By:	/S/ CHRISTOPHER S. GAFFNEY
Christopher S. Gaffney Manager

By:	/S/ STEPHEN F. GORMLEY
Stephen F. Gormley

By:	/S/ CHRISTOPHER S. GAFFNEY
Christopher S. Gaffney

By:	/S/ JOHN G. HAYES
John G. Hayes